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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

         WHEREAS, Public Service Company of Colorado, a Colorado corporation (the "Company"), is about to file with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended, a registration statement and/or post-effective amendments which may consist of (i) one or more registration statements on Form S-3 for the issuance and sale from time to time, in one or more series, and in any combination, of up to $500 million principal amount of First Collateral Trust Bonds and/or Senior Debt Securities and (ii) one or more post-effective amendments to Form S-3 Registration Statement No. 333-81791, which previously registered $500 million of unsecured debt securities of the Company, of which $300 million remains available for issuance; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set below his/her name, respectively.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON and RICHARD C. KELLY and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3, or post-effective amendments to registration statements on Form S-3 (or any other appropriate form), relating to the issuance and sale of up to $800 million principal amount of First Collateral Trust Bonds and/or Senior Debt Securities and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.



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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this
14 day of April, 2003.



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
/s/ WAYNE H. BRUNETTI                                           /s/ RICHARD C. KELLY
------------------------------------------------------          ----------------------------------------------------
Wayne H. Brunetti                                               Richard C. Kelly
Chairman of the Board, President, Chief                         Vice President, Chief Financial Officer and
Executive Officer and Director                                  Director
(Principal Executive Officer)                                   (Principal Financial Officer)

/s/ GARY R. JOHNSON                                             /s/ DAVID E. RIPKA
------------------------------------------------------          ----------------------------------------------------
Gary R. Johnson                                                 David E. Ripka
Vice President, General Counsel and                             Vice President and Controller
Director                                                        (Principal Accounting Officer)
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